UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 8, 2005

ANDREW CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-14617	36-2092797
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

10500 W. 153rd Street, Orland Park, Illinois 60462
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (708) 349-3300

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 8, 2005, the company’s shareholders approved the Andrew Corporation Management Incentive Plan and the Andrew Corporation Long-Term Incentive Plan.

The Management Incentive Plan provides for performance-based incentive compensation to officers and other key employees of the company. Award payments under the plan will be made in cash and/or Andrew common stock. A description of the plan is included in the company’s annual meeting proxy statement filed on January 5, 2005 (the “Proxy Statement”) and is incorporated herein by reference. A copy of the plan was filed as the appendix to the company’s Proxy Statement captioned “Andrew Corporation Management Incentive Plan” and is incorporated herein by reference.

The Long-Term Incentive Plan provides certain employees, consultants and non-employee members of the board of directors with the opportunity to receive stock-based and other long-term incentive grants, including stock options, stock appreciation rights, restricted stock awards, performance awards and other stock awards. A maximum of 4,000,000 shares of Andrew common stock has been reserved for issuance under the plan. A description of the plan is included in the Proxy Statement and is incorporated herein by reference. A copy of the plan was filed as the appendix to the company’s Proxy Statement captioned “Andrew Corporation Long-Term Incentive Plan” and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1	Andrew Corporation Management Incentive Plan (included as the appendix to the company’s annual meeting proxy statement filed on January 5, 2005 captioned “Andrew Corporation Management Incentive Plan” and incorporated herein by reference).

99.2	Andrew Corporation Long-Term Incentive Plan (included as the appendix to the company’s annual meeting proxy statement filed on January 5, 2005 captioned “Andrew Corporation Long-Term Incentive Plan” and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDREW CORPORATION
Date: February 8, 2005	By:	/s/ Marty Kittrell
Marty Kittrell
Chief Financial Officer